                                                                  EXECUTION COPY


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                                  DANSKIN, INC.

                                  1,000 Shares
                         of 10 % Cumulative Convertible
                     Preferred Stock (Liquidation Preference
                         Equivalent to $5,000 per Share)

                               EXCHANGE AGREEMENT

                              Dated August 6, 1996





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                                TABLE OF CONTENTS



ARTICLE 1.  DEFINITIONS .............................................................   1

ARTICLE 2.  THE EXCHANGE ............................................................   3
     Section 2.1.    Exchange of the Debenture and the Preferred Stock; the Closing..   3
     Section 2.2.    Further Action .................................................   4

ARTICLE 3.  CLOSING CONDITIONS ......................................................   4
     Section 3.1     Conditions to Obligations of the Purchaser .....................   4
     Section 3.1.1.  Opinion of Counsel .............................................   4
     Section 3.1.2.  Company's Representations and Warranties True. .................   5
     Section 3.1.3.  Officers' Certificates .........................................   5
     Section 3.1.4.  Completion of Other Transactions ...............................   5
     Section 3.1.5.  Consents; Permits ..............................................   5
     Section 3.1.6.  Exchange Permitted by Applicable Laws; Legal Investment ........   6
     Section 3.2.    Conditions to Obligations of the Company .......................   6
     Section 3.2.1.  Sale of Shares of Preferred Stock ..............................   6
     Section 3.2.2.  Purchaser's Representation and Warranties True .................   6
     Section 3.2.3.  Exchange Not Enjoined ..........................................   6

ARTICLE 4.  REPRESENTATIONS AND WARRANTIES ..........................................   6
     Section 4.1.    Representations and Warranties by the Company. .................   6
     Section 4.1.2.  Subsidiaries ...................................................   7
     Section 4.1.3.  Capitalization .................................................   7
     Section 4.1.4.  No Violation ...................................................   7
     Section 4.1.5.  Due Execution, etc. ............................................   8
     Section 4.1.6.  Governmental Consents ..........................................   8
     Section 4.1.7.  No Material Adverse Change .....................................   8
     Section 4.1.8.  Full Disclosure ................................................   8
     Section 4.1.9.  Private Offering ...............................................   9
     Section 4.1.10. Brokers ........................................................   9
     Section 4.2.    Purchaser Representations and Warranties .. ....................   9




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

ARTICLE 5.  COMPLIANCE WITH THE SECURITIES ACT ....................................  12

     Section 5.1.  Compliance with the Securities Act .............................  12
     Section 5.2.  Certificates Representing the Shares ...........................  12
     Section 5.3.  Information ....................................................  12

ARTICLE 6.  COVENANTS OF THE COMPANY ..............................................  12

     Section 6.1.  Financial Statements ...........................................  12
     Section 6.2.  Payment of Taxes ...............................................  13
     Section 6.3.  Maintenance of Properties; Insurance ...........................  13
     Section 6.4.  Conduct of Business and Maintenance of Existence ...............  13
     Section 6.5.  Commission Filings .............................................  13
     Section 6.6.  Press Releases .................................................  13

ARTICLE 7.  MISCELLANEOUS .........................................................  13

     Section 7.1.  Access to Information ..........................................  13
     Section 7.2.  Notices ........................................................  14
     Section 7.3.  Dividend Payments ..............................................  14
     Section 7.4.  Termination ....................................................  14
     Section 7.5.  Survival of Representations and Warranties .....................  14
     Section 7.6.  Assignments ....................................................  15
     Section 7.7.  No Waiver; Modifications in Writing ............................  15
     Section 7.8.  Counterparts ...................................................  15
     Section 7.9.  Headings .......................................................  15
     Section 7.10. Consent to Jurisdiction and Service of Process .................  15
     Section 7.11. GOVERNING LAW ..................................................  16
     Section 7.12. Entire Agreement ...............................................  16
     Section 7.13. Severability ...................................................  16





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                            -------------------------
                               EXCHANGE AGREEMENT
                            -------------------------


                                                                  August 6, 1996


Oppenheimer Bond Fund For Growth
350 Linden Oaks
Rochester, New York  14625

Ladies and Gentlemen:

     The Board of Directors of Danskin, Inc., a Delaware corporation (the "Company"), has authorized the issuance to you (the "Purchaser") of 1,000 shares of the Company's 10% Cumulative Convertible Preferred Stock (the "Preferred Stock") in exchange for the Company's 8% Convertible Subordinated Debenture due 2002 (the "Debenture") owned by the Purchaser (the "Exchange").

     The shares of Preferred Stock issued in the Exchange will be offered and sold to the Purchaser pursuant to an exemption from the registration requirements under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the "Securities Act").

     The Company and the Purchaser hereby agree as set forth below.

ARTICLE 1.  DEFINITIONS

     As used in this Agreement, the following terms shall have the meanings indicated below:

     "Agreement" means this Exchange Agreement, as the same may be supplemented, amended or modified in accordance with the terms hereof.

     "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day in which banking institutions in The City of New York, State of New York, are authorized or obligated by law or executive order to close.

     "Capital Stock" means, with respect to any Person, any and all shares, interests, participations, rights in or other equivalents (however designated) of such Person's capital stock, and any rights (other than debt securities convertible into capital stock), warrants or options exchangeable for or convertible into such capital stock.

     "Certificate of Designations" means the Certificate of Designations with respect to the Preferred Stock, adopted pursuant to resolutions of the Board of Directors of the Company adopted on July 31, 1996.

     "Charter Documents" means, with respect to any Person, the Certificate or Articles of Incorporation and the By-laws, as amended or restated to the date hereof or the Closing Date, as applicable, of such Person.

     "Closing" shall have the meaning specified in Section 2.1 of this Agreement.

     "Closing Date" shall have the meaning specified in Section 2.1 of this Agreement.

     "Commission" means the United States Securities and Exchange Commission, as from time to time constituted, and any body or bodies hereafter performing any of the duties performed by the Commission.

     "Common Stock" shall mean any common stock of the Company issuable upon conversion of the Preferred Stock.

     "Contract Default" shall have the meaning specified in Section 4.1.4 of this Agreement.

     "Debenture" has the meaning set forth in the first paragraph of this Agreement.

     "Documents" means this Agreement, the Certificate of Designations and the Registration Rights Agreement, collectively, together with any exhibits, schedules or other attachments hereto or thereto, as they may be amended or supplemented from time to time in accordance with the respective terms hereof and thereof.

     "Exchange" has the meaning set forth in the first paragraph of this Agreement.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Lien" means any mortgage, charge, pledge, lien (statutory or other), privilege, security interest, hypothecation, cessation and transfer, lease of real property, assignment for security, claim, deposit arrangement or preference or priority or other encumbrance upon or with respect to any property of any kind, real or personal, movable or immovable, now owned or hereafter acquired. A Person shall be deemed to own subject to a Lien any property which such Person has acquired or holds subject to the interest of a lender or lessor under any conditional sale agreement, capital lease or other title retention agreement.

     "Material Adverse Effect" means a material adverse effect on the business, condition (financial or otherwise), results of operations or properties of the Company and its Subsidiaries, taken as a whole.

     "Person" means an individual, partnership, corporation, trust or unincorporated organization or a government or agency or political subdivision thereof.

     "Preferred Stock" shall have the meaning specified in the first paragraph of this Agreement.

     "Public Filings" means all periodic reports and other filings made by the Company under the Exchange Act or the Securities Act, and all press releases issued by the Company for general distribution.

     "Purchaser" has the meaning specified in the first paragraph of this Agreement.

     "Registration Rights Agreement" means the Registration Rights Agreement dated as of the Closing Date among the Company and the Purchaser substantially in the form of Exhibit A hereto, as amended and supplemented from time to time in accordance with the terms thereof.

     "Securities Act" shall have the meaning specified in the second paragraph of this Agreement.

     "Shares" means the shares of Preferred Stock purchased by the Purchaser hereunder and having the terms, conditions and rights set forth in the Certificate of Designations.

     "Subsidiary" means with respect to any Person, any other Person of which a majority of the equity ownership or the voting securities is at the time owned, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person, or by such Person and one or more other Subsidiaries of such Person.


     ARTICLE 2.  THE EXCHANGE

     Section 2.1. Exchange of the Debenture and the Preferred Stock; the
Closing.

     (a) The Exchange. In reliance upon the representations and warranties made herein and subject to the satisfaction or waiver of the terms and conditions set forth herein, (i) the Company hereby agrees to issue and exchange the Shares to the Purchaser for the Debenture held by such Purchaser, and (ii) the Purchaser hereby agrees to deliver to the Company the Debenture in exchange for the Shares from the Company at the Closing on the Closing Date.

     (b) Registration Rights. The Purchaser will have the registration rights set forth in the Registration Rights Agreement with respect to the Conversion Shares (as defined in the Registration Rights Agreement). Pursuant to the Registration Rights Agreement, the Company will agree to file with the Commission, under the circumstances set forth therein, a registration statement under the Securities Act relating to the Conversion Shares.

     (c) Closing. The closing of the Exchange (the "Closing") shall take place at the offices of Morgan, Lewis & Bockius LLP, 101 Park Avenue, New York, New York 10178, at 10:00 a.m. on August 6, 1996 or at such other time or on such other date as the Company and the Purchaser shall agree (the "Closing Date"). At the Closing, the Company shall deliver to the Purchaser certificates for the Shares, duly executed by the Company and registered in the name of the Purchaser, and the Purchaser shall deliver to the Company the Debenture, duly assigned to the Company and marked "Cancelled." The Company shall pay to the Purchaser on the Closing date, by certified or bank check, all accrued but unpaid interest on the Debenture to the Closing Date. As of the Closing date, the Purchaser shall have no further rights as a holder of the Debenture.

     Section 2.2. Further Action. During the period from the date hereof to the Closing Date, (a) the Company shall use its reasonable best efforts and take all action reasonably necessary or appropriate to cause its representations and warranties contained in Section 4.1 to be true and correct as of the Closing Date after giving effect to the transactions contemplated by this Agreement and the other Documents, as if made at and as of such time, and (b) the Purchaser shall use its reasonable best efforts and take all action reasonably necessary in this Agreement and the other Documents that are required to be performed or complied with by it on or before the Closing Date.


     ARTICLE 3.  CLOSING CONDITIONS

       Section 3.1 Conditions to Obligations of the Purchaser. The obligation of the Purchaser to exchange the Debentures for the Shares pursuant to this Agreement shall be subject to the satisfaction or waiver of each of the following conditions on or before the Closing Date:

     Section 3.1.1. Opinion of Counsel. The Purchaser shall have received from Morgan Lewis & Bockius, counsel for the Company, an opinion, dated the date of the Closing to the effect that:

          (a) The Company has been duly incorporated and organized and is a validly existing corporation in good standing under the laws of the State of Delaware and has the requisite corporate power to own its property and assets and to conduct its business as it is currently being conducted.

          (b) This Agreement and the Registration Rights Agreement have been duly and validly authorized, executed and delivered by the Company and constitute valid and binding agreements of the Company.

          (c) The Certificate of Designations has been filed with the Secretary of State of the State of Delaware.

          (d) The execution, delivery and performance of this Agreement and the Registration Rights Agreement by the Company on or prior to the Closing and the issuance of the shares of Convertible Preferred Stock pursuant thereto do not violate any provision of the Company's Certificate of Incorporation, as amended to date, or Bylaws.

     Section 3.1.2. Company's Representations and Warranties True. The representations and warranties of the Company contained in Section 4.2 of this Agreement shall have been true and correct in all material respects when made and shall be true and correct in all material respects on and as of the Closing Date, after giving effect to the transactions contemplated by the Documents, as if made on and as of such time.

     Section 3.1.3. Officers' Certificates. The Purchaser shall have received certificates, dated the Closing Date and signed by the Vice Chairman or the President and attested by the Secretary or any Assistant Secretary of the Company, certifying (a) that the conditions set forth in Sections 3.1.2, 3.1.4,
3.1.5 and 3.1.6 of this Agreement have been satisfied on and as of such date and
(b) as to such other matters as the Purchaser may reasonably request.

     Section 3.1.4. Completion of Other Transactions. (a) Each of the Documents shall have `been duly authorized, executed and delivered by the respective parties thereto, shall not have been terminated and shall be in full force and effect. The Purchaser shall have received an original copy of this Agreement and the Registration Rights Agreement.

     (b) Certificates representing the Shares shall have been duly executed by the Company, registered in the name of the Purchaser and delivered to the Purchaser.

     Section 3.1.5. Consents; Permits. Substantially simultaneously with the Closing hereunder, all consents, permits, agreements, approvals and other authorizations that may be required from, and all such filings and declarations that may be required with, any Person pursuant to any law, statute, regulation or rule (federal, provincial, state, local or foreign) or pursuant to any order, decree or other agreement to which the Company is a party or by which it is bound, in connection with this Agreement and the other Documents and the transactions contemplated hereby and thereby shall have been obtained or made, as the case may be, except such consents, permits, agreements, approvals and other authorizations which, if not obtained or made, will not have a Material Adverse Effect.

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

     Section 3.1.6. Exchange Permitted by Applicable Laws; Legal Investment. The Exchange (a) shall not be prohibited by any applicable law, court order or injunction (temporary or permanent) or governmental regulation, release, interpretation or opinion, whether domestic or foreign, and (b) shall not, in the Purchaser's reasonable judgment, subject it to any penalty, tax, liability or other material adverse effect (other than income taxes payable on the dividends paid on Capital gains, if any, on the exchange of the Debenture and the Shares).

     Section 3.2. Conditions to Obligations of the Company. The obligation of the Company to issue and sell the Shares pursuant to this Agreement shall be subject to the satisfaction or waiver of each of the following conditions on or before the Closing Date:

     Section 3.2.1. Sale of Shares of Preferred Stock. The Purchaser shall have delivered the Debenture to the Company, duly assigned to the Company by the Purchaser and marked "Cancelled."

     Section 3.2.2. Purchaser's Representation and Warranties True. The representations and warranties of the Purchaser contained in Section 4.2 of this Agreement shall have been true and correct in all material respects when made and shall be true and correct in all material respects on and as of the Closing Date, after giving effect to the transactions contemplated by the Documents, as if made on and as of such time.

     Section 3.2.3. Exchange Not Enjoined. The Exchange and the consummation of the transactions contemplated by the Documents shall not have been enjoined (temporarily or permanently) at the time of the Closing or be prohibited by any applicable law or governmental regulation, release, interpretation or opinion whether domestic or foreign.

ARTICLE 4.  REPRESENTATIONS AND WARRANTIES

     Section 4.1. Representations and Warranties by the Company. The Company represents and warrants to the Purchaser as follows:

     Section 4.1.1. Organization, Standing and Qualification; Requisite Corporate Power. The Company (i) is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation; (ii) has all requisite corporate power and authority to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted; and (iii) is duly qualified or licensed and, if applicable, in good standing as a foreign corporation, and is authorized to do business, in each jurisdiction in which the ownership or leasing of any property or the character of its operations makes such qualification, license or authorization necessary, except for such jurisdictions where the failure to be so qualified, licensed or authorized will not have a Material Adverse Effect. The Company has all requisite corporate power and authority (i) to execute, deliver and perform its obligations under each of the Documents and (ii) to issue the shares of Preferred Stock in the manner contemplated by this Agreement.

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

     Section 4.1.2. Subsidiaries. (a) The Company has only the Subsidiaries listed on Schedule 4.1.2 and all of the outstanding shares of Capital Stock of the Company and each of its Subsidiaries have been duly authorized and validly issued and are fully paid and nonassessable.

     (b) Set forth in Schedule 4.1.2 is a true and complete schedule setting forth (i) the name and jurisdiction of incorporation of each Subsidiary of the Company and (ii) the number of shares of Capital Stock and other equity securities and the percentage of the issued and outstanding Capital Stock and other equity securities of the Company's Subsidiaries held by the Company, both directly and indirectly, each as will exist immediately after the Closing, after giving effect to the transactions contemplated by this Agreement and the other Documents. All of the outstanding shares of Capital Stock of each of the Company's Subsidiaries will have been duly authorized and validly issued, will be fully paid and nonassessable and such shares of Capital Stock of the Company's Subsidiaries shown to be beneficially owned by the Company in such Schedule are owned free and clear of any Lien.

     Section 4.1.3. Capitalization. Except as disclosed in the Public Filings, after giving effect of the transactions contemplated by this Agreement and the other Documents, there are: (i) no outstanding subscriptions, warrants, options, calls or commitments of any character relating to or entitling any Person to purchase or otherwise acquire any stock of the Company or any of its Subsidiaries; (ii) no obligations or securities convertible into or exchangeable for shares of any Capital Stock of the Company or any of its Subsidiaries, or any commitments of any character relating to or entitling any Person to purchase or otherwise acquire any such obligations or securities, other than the shares of Preferred Stock; and (iii) no preemptive or similar rights to subscribe for or to purchase any Capital Stock of the Company or any of its Subsidiaries. After giving effect to the transactions contemplated by this Agreement and the other Documents except as set forth herein, in the Registration Rights Agreement and in the Public Filings, none of the Company or any of its Subsidiaries has entered into any agreement to register its equity or debt securities under the Securities Act and there are no understandings or agreements with respect to the voting of any of the Capital Stock of the Company or its Subsidiaries.

     Section 4.1.4. No Violation. (a) The Company and its Subsidiaries are not in (i) violation of their respective Charter Documents or (ii) default or breach (with or without notice or lapse of time or both) in the performance or observance of any material obligation, agreement, covenant or condition contained in any material contract indenture, mortgage, loan agreement, deed of trust, note, lease or other agreement or instrument to which it is a party or by which it may be bound or to which any of its properties may be subject (any such default or breach being hereafter referred to as a "Contract Default"), except for such Contract Defaults which will not have a Material Adverse Effect.

      (b) The execution and delivery by the Company of this Agreement or any of the other Documents to which it is a party, the performance of its obligations hereunder and thereunder, the consummation of the transactions contemplated hereby and thereby, including, without limitation, the issuance, sale and delivery of the shares of Preferred Stock, do not and will not (i) violate any provision of the Charter Documents of the Company, or (ii) violate or conflict with any statute, law, rule or regulation or any judgment, decree or order of any court or governmental authority, domestic or foreign, to which the Company or any of its properties may be subject, (iii) constitute a Contract Default or (iv) result in or require the imposition of any Lien upon or with respect to any of the properties now or hereafter owned by the Company, except in the case of clauses (ii), (iii) and (iv) above, for conflicts, Contract Defaults or Liens, as the case may be, that, individually or in the aggregate, will not have a Material Adverse Effect.

     Section 4.1.5. Due Execution, etc. This Agreement and each other Document have been duly authorized by all necessary corporate action by the Company, and assuming due authorization and execution by the other party or parties hereto or thereto, each Document constitutes the legal, valid and binding obligation of the Company, enforceable against it in accordance with the respective terms hereof and thereof, except (i) as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws now or hereafter in effect relating to or generally affecting creditors' rights and general principles of equity, (ii) that the remedies of specific performance and injunctive and other forms of equitable relief are subject to certain equitable defenses and to the discretion of the court before which any proceeding therefor may be brought and
(iii) as rights to indemnity and contribution thereunder may be limited by applicable laws.

     Section 4.1.6. Governmental Consents. Based upon and assuming the accuracy of the representations and warranties of the Purchaser set forth herein, no consent, order, approval or authorization of, or filing, registration or qualification with, any court, governmental, administrative or judicial authority or regulatory body (domestic foreign) (other than any filings, consents, approvals, registrations or qualifications (i) that have been previously obtained, (ii) that are required under state securities or "blue sky" laws or, in the case of the shares of Preferred Stock, the Securities Act and
(iii) the failure of which to obtain will not have a Material Adverse Effect or any adverse effect on the ability of the Company to perform any of its material obligations under any of the Documents to which it is a party or any material adverse effect on the legality, validity or enforceability of any of the Documents) is required on the part of the Company as a condition to the valid
(a) authorization, issuance, sale and delivery of the shares of Preferred Stock,
(b) execution, delivery and performance of this Agreement or any of the other Documents or (c) consummation of the transactions contemplated hereby and thereby.

     Section 4.1.7. No Material Adverse Change. Other than as described in the Public Filings, since December 30, 1995 up to and including the Closing Date, there has not been any material adverse change in the business, condition (financial or otherwise), results of operations or properties of the Company and its Subsidiaries.

     Section 4.1.8. Full Disclosure. As of the respective dates thereof, the Company's Form 10-K and Form 10-K/A for the transition period ended December 30, 1995, its Form 10-Q for the fiscal quarter ended March 30, 1996 and all other Public Filings made by the Company since March 30, 1996 did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements contained therein, in the light of the circumstances under which they were made, not misleading.

     Section 4.1.9. Private Offering. Based upon and assuming the accuracy of the representations and warranties of the Purchaser set forth herein the issuance and sale of the shares of Preferred Stock hereunder are exempt from the registration and prospectus delivery requirements under the Securities Act.

     Section 4.1.10. Brokers. Neither the Company nor any of its Subsidiaries has employed any broker, finder, commission agent or other Person in connection with the Exchange and the transactions contemplated by the Documents, and (b) neither the Company nor any of its Subsidiaries is under an obligation to pay any broker's fee or commission in connection with such transactions.

     Section 4.2. Purchaser Representations and Warranties. The Purchaser represents and warrants to, and agrees with, the Company as follows:

          (a) The Purchaser owns of record the Debenture, free and clear of all liens, claims, charges, encumbrances and rights of any other person, and has the right to exchange the same with the Company for the Shares. Upon such exchange in accordance with the terms hereof, the Company will acquire the Debenture, free and clear of all liens, claims, charges, encumbrances and rights of any other person.

          (b) The Purchaser understands and acknowledges that the Shares and the Common Stock have not been registered under the Securities Act or any other applicable securities law, are being offered for sale in transactions not requiring registration under the Securities Act or any other securities laws and may not be offered, sold or otherwise transferred except in compliance with the registration requirements of the Securities Act and any other applicable securities law, pursuant to an exemption (including pursuant to Rule 144A) therefrom or in a transaction not subject thereto and in each case in compliance with the conditions for transfer set forth in paragraph (c) below.

          (c) The Purchaser is not an "affiliate" (as defined in Rule 144 under the Securities Act) of the Company acting on behalf of the Company and it is an institutional "accredited investor" within the meaning of subparagraph (a) (1), 2 or 3 or (7) of Rule 501 under the Securities Act in the normal course of its business, it invests in or purchases securities similar to the Shares and it has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of purchasing any of the Shares; it is aware that it may be required to bear the economic risk of an investment in the Shares; it is aware that it may be required to bear the economic risk of an investment in the Shares for an indefinite period of time and it is able to bear such risk for an indefinite period of time.

          (d) The Purchaser has had access to such financial and other information concerning the Company, the Shares and the Common Stock as it has deemed necessary in connection with its decision to purchase any of the Shares, including an opportunity to ask questions of and request information from the Company and the Placement Agent.

     The Purchaser is purchasing the Shares for its own account for investment and not with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act, subject to any requirement of law that the disposition of its property or the property of such investor account or accounts be at all times within its or their control and subject to its or their ability to resell the Shares pursuant to Rule 144A, Regulation S or any exemption from registration available under the Securities Act. The Purchaser agrees, and each subsequent Purchaser of the Shares by its acceptance thereof will agree, to offer, sell or otherwise transfer the Shares prior to the date which is three years after the later of the original issue date of the Shares and the last date on which the Company or any affiliate of the Company was the owner of the Shares (or any predecessor thereto) (the "Resale Restriction Termination Date") only (a) to the Company, (b) pursuant to a registration statement which has been declared effective under the Securities Act, (c) for so long as the Shares are eligible for resale pursuant to Rule 144A, to a Person it reasonably believes is a Qualified Institutional Buyer to whom notice is given that the transfer is being made in reliance on Rule 144A,
(d) pursuant to offers and sales to non-U.S. persons that occur outside the United States within the meaning of Regulation S under the Securities Act, (e) to an institutional "accredited investor" for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act or (f) pursuant to any other available exemption from the registration requirements of the Securities Act, subject in each of the foregoing cases to any requirement of law that the disposition of its property shall be at all times within its or their control and to compliance with any applicable state securities laws. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date. If any resale or other transfer of the Shares is proposed to be made pursuant to clause (e) above prior to the Resale Restriction Termination Date, the transferor shall deliver a letter from the transferee which shall state, among other things, that the transferee is an institutional "accredited investor" within the meaning of subparagraph (a) (1), (2), (3) or (7) of Rule 501 under the Securities Act and that it is acquiring the Shares for investment purposes and not for distribution in violation of the Securities Act. The Purchaser acknowledges that the Company reserves the right prior to any offer, sale or other transfer prior to the Resale Restriction Termination Date of the Shares or the Common Stock pursuant to clause (d), (e) or (f) above to require the delivery of an opinion of counsel, certifications and/or other information satisfactory to the Company. The Purchaser acknowledges that each Share will contain a legend substantially to the following effect:

          THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN

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     THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM,
     OR NOT SUBJECT TO, REGISTRATION AND SUBJECT TO COMPLIANCE WITH OTHER APPLICABLE LAWS. THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF
     AGREES TO OFFER, SELL OR OTHERWISE TRANSFER THIS SECURITY, PRIOR TO THE
     DATE WHICH IS THREE YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF THIS SECURITY) (THE "RESALE RESTRICTION TERMINATION DATE"), ONLY (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE
     UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE
     TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN, THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF SUBPARAGRAPH (a) (1), (2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THIS SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL
     "ACCREDITED INVESTOR" FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR
     FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND OTHERWISE IN COMPLIANCE WITH THE OTHER APPLICABLE LAWS, SUBJECT TO THE COMPANY'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO IT. THIS LEGEND WILL BE REMOVED UPON THE
     REQUEST OF A HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

     (f) The Purchaser acknowledges that the Company will rely upon the truth and accuracy of the foregoing acknowledgments, representations, warranties and agreements and agrees that, if any of the acknowledgments, representations, warranties and agreements deemed to have been made by its purchase of the Shares are no longer accurate, it shall promptly notify the Company.

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ARTICLE 5.  COMPLIANCE WITH THE SECURITIES ACT

     Section 5.1. Compliance with the Securities Act. None of the Shares may be sold, transferred or otherwise disposed of (any such sale, transfer or other disposition, a "sale"), except in compliance with this Section 5 and at all times in compliance with the requirements of applicable state and federal securities laws.

     Section 5.2 . Certificates Representing the Shares. (a) Upon original issuance thereof, and until such time as the same is no longer required under the applicable requirements of the Securities Act or applicable state securities or "blue sky" laws, the certificates representing the Shares (and all securities issued in exchange therefor or substitution thereof) shall bear the legend set forth in Section 4.2 (e) of this Agreement.

     (b) The Certificates representing the Shares shall also bear any legend required under any applicable state securities or "blue sky" laws.

     (c) The Purchaser consents to the Company making a notation on its records or giving instructions to any transfer agent of the Shares in order to implement the restrictions on transfer mentioned in this Section 5.

     Section 5.3. Information. (a) The Company hereby agrees that it will provide the information as required pursuant to Rule 144A(d)(4) under the Securities Act to the Purchaser or any subsequent holder of any Shares or, upon the request of the Purchaser or the request of any such subsequent holder, to any prospective Purchaser designated by the Purchaser or such subsequent holder.

     (b) Upon the request of the holder of any Shares, the Company will inform such holder if such Shares were held during the three year period preceding such request by the Company or, to the best knowledge of the Company, by a Person who was an affiliate of the Company at the time of the sale of the Shares by such Person.

ARTICLE 6.  COVENANTS OF THE COMPANY

     The Company covenants to the Purchaser as follows:

     Section 6.1. Financial Statements. The Company will furnish to the Purchaser, as soon as available, but in any event not later than ninety (90) days after the close of each fiscal year of the Company, a copy of the annual financial statements for such year for the Company, prepared on no less than an audited basis, including a balance sheet, and related statements of income
(loss) and retained earnings and cash flows, all in reasonable detail, prepared in accordance with generally accepted accounting principles, except as otherwise stated therein, on a basis consistently maintained throughout the period involved and with prior periods, such financial statements being prepared by a certified public accountant of recognized standing selected by the

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Company and acceptable to the Purchaser; provided that any of the "Big 6"
accounting firms or their successors shall be deemed acceptable to the Purchaser.

     Section 6.2. Payment of Taxes. The Company will pay and discharge, at or before maturity or the termination of any duly granted extension thereof, all of the Company's payroll tax and all of its other tax liabilities as shown on its tax returns to be due and payable, except where the same may be contested in good faith by appropriate proceedings, and will maintain, in accordance with generally accepted accounting principles, appropriate reserves, if required by law, rule or regulation, for the accrual of any of the same which are being contested.

     Section 6.3. Maintenance of Properties; Insurance. The Company will keep all material properties used or useful in the business of the Company in working order and condition (normal wear and tear excepted); maintain or have maintained with financially sound and reputable insurance companies, insurance on all properties in such amounts as the Company deems proper in accordance with sound business practices against such risks as are usually insured against in the same general area, and by companies engaged in the same or similar business and furnish to the Purchaser full information as to the insurance carried and certificates thereof. Such information and certificates shall be furnished to the Purchaser within ten (10) business days from the date hereof and on the renewal date(s) of any and all such policies of insurance.

     Section 6.4. Conduct of Business and Maintenance of Existence. The Company will continue to engage in business of substantially the same general type as now conducted by the Company and preserve, renew and keep in full force and effect its corporate existence and take all reasonable action to maintain its rights, patents, trademarks, privileges and franchises necessary or desirable in the normal conduct of business, provided that the Company retains the right to merge any Subsidiary of the Company into the Company or into another Subsidiary of the Company.

     Section 6.5. Commission Filings. Within fifteen (15) days after it files them with the Commission, send to the Purchaser copies of (i) the annual, quarterly and other reports that the Company files with the Commission pursuant to Section 13 or 15(d) of the Exchange Act, and (ii) copies of all materials sent to the holders of the Company's common stock; and the Company shall also timely comply with its reporting and filing obligations under the applicable federal securities laws.

     Section 6.6. Press Releases. The Company shall fax copies of all press releases to the Purchaser on the date of release of such press releases.

     ARTICLE 7.  MISCELLANEOUS

     Section 7.1. Access to Information. The Company shall, from time to time, prior to the Closing Date, provide to you upon request, during normal business hours, such other information with respect to the offering of the Shares and the operations, business, assets, properties or financial condition of the Company as you may reasonably request.

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     Section 7.2. Notices. Prior to the Closing, and thereafter with respect to matters pertaining to this Agreement only, all notices and other communications provided for or permitted hereunder shall be made by hand delivery, first-class mail (registered or certified, return receipt requested), telecopier or commercial courier guaranteeing next day delivery:

          (a) if to the Purchaser, to Oppenheimer Bond Fund For Growth, 350 Linden Oaks, Rochester, New York 14625, Attention: Mr. Michael Rosen, facsimile number (716) 383-9178 or at such other address and facsimile number as the Purchaser may have furnished in writing to the Company; and

          (b) if to the Company, at 111 West 40th Street, New York, New York 10018 (facsimile number (212) 764-7265), Attention: President, or at such other address as the Company may have furnished in writing to you, with copies to Morgan, Lewis & Bockius LLP, 101 Park Avenue, New York, New York 10178, Attention: Christopher T. Jensen, Esq. (facsimile number (212) 309-6273).

          All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if sent by fax; and the next business day after timely delivery to the courier, if sent by commercial courier guaranteeing next day delivery.

     Section 7.3. Dividend Payments. Payment of dividends on all or any portion of the stated liquidation preference and premium, if any, on Shares shall be made by wire transfer to such account at such bank as the Purchaser shall inform the Company from time to time in writing.

     Section 7.4. Termination. This Agreement may be terminated (as to the party electing to so terminate it) at any time prior to the Closing Date:

     (a) by the Company if any of the conditions specified in Section 3.2 hereof have not been satisfied or waived by the Company pursuant to the terms of this Agreement by 12:00 midnight, New York City time, on August 16, 1996 or at such earlier date that it becomes no longer reasonably possible that any such condition can be satisfied; or

      (b) by the Purchaser if any of the conditions specified in Section 3.1 hereof have not been satisfied or waived pursuant to the terms of this Agreement by 12:00 midnight, New York City time, on August 16, 1996 or at such earlier date that it becomes no longer reasonably possible that any such condition can be satisfied.

     Section 7.5. Survival of Representations and Warranties. All representations and warranties contained herein will survive the execution and delivery of this Agreement, regardless of (a) any investigation made by any other party, (b) acceptance of any of the Shares or any payment there or (c) payment or prepayment of the Shares upon redemption or otherwise.

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

     Section 7.6. Assignments. This Agreement shall be binding upon the Company and the Purchaser and each of their respective successors and permitted assigns. The rights of the Purchaser under this Agreement shall not be assigned, and the duties of the Purchaser under this Agreement shall not be delegated, without the written consent of the Company (which consent shall not be unreasonably withheld) except to a wholly owned Subsidiary of the Purchaser. Notwithstanding the foregoing, nothing contained in this Section 7.7 shall prohibit transfers of Shares in accordance with the terms of this Agreement and the rights and interests of the Purchaser hereunder may be assigned to and shall inure to the benefit of any transferee of the Shares pursuant to Section 5 hereof until the date of the sale of the Conversion Shares under a Registration Statement (as defined in the Registration Rights Agreement).

     Section 7.7. No Waiver; Modifications in Writing. No failure or delay on the part of the Company or the Purchaser in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the Company or the Purchaser at law or in equity or otherwise. No waiver of or consent to any departure by the Company from any provision of this Agreement shall be effective unless signed in writing by the parties; entitled to the benefit thereof; provided that notice of any such waiver shall be given to each party hereto as set forth above. Except as otherwise provided herein, no amendment, modification or, termination of any provision of this Agreement shall be effective unless signed in writing by or on behalf of the Purchaser. Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure by the Company from the terms of any provision of this Agreement shall be effective only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement, no notice to or demand on the Company in any case shall entitle the Company to any other or further notice or demand in similar or other circumstances.

     Section 7.8. Counterparts. This Agreement may be executed in counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

     Section 7.9. Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

     Section 7.10. Consent to Jurisdiction and Service of Process. The Company hereby agrees that any legal situation or proceeding brought by any of the other parties to enforce any rights under or with respect to the Shares, this Agreement or the transactions contemplated hereby may be instituted in any state or federal court in The City of New York, State of New York, and waives to the fullest extent permitted by law any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding and irrevocably submits to the non-exclusive jurisdiction of any such court in any such suit, action or proceeding.

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      Section 7.11.  GOVERNING LAW.  THIS AGREEMENT SHALL  BE GOVERNED
BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW
YORK (WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAW PRINCIPLES
THEREOF).

     Section 7.12. Entire Agreement. This Agreement, together with the other Documents, is intended by the parties hereto to constitute the final expression of their agreement and to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties or undertakings other than those set forth or referred to herein and therein. This Agreement, together with the other Documents, supersedes all prior agreements and understandings between the parties with respect to such subject matter.

     Section 7.13. Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held to be invalid, illegal or unenforceable in any respect for any reason, the validity, legality and unenforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired or affected.

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     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first set forth above.


                              DANSKIN, INC.


                              By:/s/ Edwin W. Dean
                                 -------------------------------
                                 Edwin W. Dean
                                 Vice Chairman of the Board



                              OPPENHEIMER BOND FUND
                                    FOR GROWTH


                              By: /s/ Michael S. Rosen
                                 -------------------------------
                                 Michael S. Rosen
                                 Vice President





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